Exhibit 99.1

United Airlines Announces Leadership Transition

Oscar Munoz, CEO, to become Executive Chairman of the Board of Directors

Scott Kirby, President, to become Chief Executive Officer

Ted Philip to become Lead Independent Director of the Board of Directors

Changes to take effect following the Annual Meeting of Shareholders on May 20, 2020

CHICAGO, Dec. 5, 2019 – United Airlines (NASDAQ: UAL) today announced that Oscar Munoz, Chief Executive Officer, will transition to the role of Executive Chairman of the Board of Directors of United Airlines Holdings, Inc. in May 2020. As CEO, Munoz has transformed United’s culture and set new standards of operational and financial performance. J. Scott Kirby, President, will succeed Munoz as Chief Executive Officer.

“With United in a stronger position than ever, now is the right time to begin the process of passing the baton to a new leader,” Munoz said. “One of my goals as CEO was to put in place a successful leadership transition for United Airlines. I brought Scott to United three years ago, and I am confident that there is no one in the world better equipped to lead United to even greater heights. It has been the honor of my career to lead the 95,000 dedicated professionals who serve United’s customers every day. I look forward to continuing to work closely with Scott in the months ahead and supporting the company’s ongoing success in my new role.”

Kirby was recruited to United Airlines by Munoz in August 2016, after a three-decade career in the commercial airline business. His appointment reflects a commitment from Munoz and the Board to preserve leadership continuity and demonstrates confidence in the airline’s strategy and current trajectory.

“When I joined United as CEO, I laid out ambitious goals to build a new spirit of United by regaining the trust of our employees and customers – and I’m proud of how far we’ve come,” Munoz said. “Along with the successful implementation of the plan our team laid out in January 2018, United’s operational and financial performance isn’t just better – it’s better than ever. By instilling a culture of ‘proof not promise,’ we have transformed United even faster than we expected and there’s an incredible sense of excitement about the future.”

Kirby, a highly-regarded industry leader, has played a pivotal role in enabling United’s cultural transformation and successfully executing the company’s strategic growth plan.

“I am honored to be named the next CEO of United and to succeed Oscar, whose leadership has been truly transformational for United Airlines,” Kirby said. “I look forward to working with Oscar, the Board, our established leadership team and every United employee as we drive forward our proven strategy and focus on being the airline customers choose to fly and return to time and again.”

Munoz will serve as Executive Chairman for a one-year term and will continue to work closely with Kirby, the Board and the United team in shaping United’s employee and customer-centric culture. He will also lead the company’s Board and continue to engage on behalf of United with a range of external stakeholders.

As part of this transition, United’s current Chairman, Jane Garvey, will retire from the Board in May 2020 after more than a decade of exceptional service, including serving as Chairman since May 2018. At the request of the Board, Garvey agreed to remain in her role for a year beyond the Board’s mandatory retirement age.

“On behalf of the Board of Directors, I cannot thank Oscar enough for his outstanding leadership and commitment to United, and we are pleased that we will continue to benefit from his expertise and experience in his role as Executive Chairman,” Garvey said. “Oscar became CEO at one of the most challenging points in United’s history, and his focus on putting customers and employees first has transformed United’s culture today and successfully positioned the company for tomorrow. One of Oscar’s greatest legacies is the best-in-class leadership team he has built, and we have full confidence that Scott is the ideal candidate to lead United into the bright future that lies ahead.”

The company also announced that Ted Philip will become Lead Independent Director following the 2020 Annual Meeting of Shareholders. Philip joined the Board in July 2016 and chairs the Nominating/Governance Committee. He also currently serves on the Board of Directors of Hasbro, Inc. and BRP Inc.

“I could not be more excited about the opportunity that we have at United over the next several years to fulfill this airline’s incredible potential,” Philip said. “I am proud to work alongside Oscar in guiding United’s Board and leadership team, and I am eager to get to work on delivering for all of our stakeholders. The entire Board and I want to thank Jane for her many contributions to United over the last decade, including her highly successful tenure as Chairman.”

All of the changes announced today will take effect following the company’s Annual Meeting of Shareholders, scheduled for May 20, 2020.

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Every customer. Every flight. Every day.

In 2019, United is focusing more than ever on its commitment to its customers, looking at every aspect of its business to ensure that the carrier keeps customers' best interests at the heart of its service. In addition to today's news, United recently announced that MileagePlus miles will now never expire, giving members a lifetime to use miles on flights and experiences. Customers now have more free on board snack options as well, with a choice of Lotus Biscoff cookies, pretzels and the Stroopwafel. The airline also recently released a re-imagined version of the most downloaded app in the airline industry, introduced ConnectionSaver – a tool dedicated to improving the experience for customers connecting from one United flight to the next – and launched PlusPoints, a new upgrade benefit for MileagePlus premier members.

About United

United's shared purpose is "Connecting People. Uniting the World." We are more focused than ever on our commitment to customers through a series of innovations and improvements designed to help build a great experience: Every customer. Every flight. Every day. Together, United and United Express operate approximately 4,900 flights a day to 356 airports across five continents. In 2018, United and United Express operated more than 1.7 million flights carrying more than 158 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates 783 mainline aircraft and the airline's United Express partners operate 561 regional aircraft. United is a founding member of Star Alliance, which provides service to 193 countries via 27 member airlines. For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Airlines Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

For further information:

United Airlines Worldwide Media Relations

+1-872-825-8640

media.relations@united.com

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